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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report of InterQual, Inc. dated February 9, 1998 (except with regard to the change in InterQual, Inc.'s method of accounting for certain revenues, as described in Note 2 of the financial statements, as to which the date is May 15, 1998), included in or incorporated by reference into this Current Report on Form 8-K.


                              /s/ Alexander, Aronson, Finning & Co., P.C.
                              ALEXANDER, ARONSON, FINNING & CO., P.C.


Westborough, Massachusetts
July 10, 1998


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